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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 _____________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): August 21, 1997


                          Communications Central Inc.
                          ---------------------------
             (Exact name of registrant as specified in its charter)



         Georgia                      0-22730                 58-1804173
         -------                      -------                 ----------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
    of incorporation)                                     Identification No.)



1150 Northmeadow Parkway, Suite 118, Roswell, Georgia    30076
-----------------------------------------------------    -----
(Address of principal executive offices)               (Zip Code)



  Registrant's telephone number, including area code:  (404) 442-7300



                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
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  On August 21, 1997, Communications Central Inc. (the "Company") and InVision
Telecom, Inc. ("InVision"), a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the "Agreement") to sell substantially all of the assets of InVision to Talton Holdings, Inc. for approximately $42 million.

  The Agreement is scheduled to close in approximately two weeks and is subject to certain closing conditions including the consent of the Company's principal lender and the execution of satisfactory employment agreements with certain members of InVision's management team.

  On September 1, 1997, the Company did not make a $10.5 million payment (the "Payment") due under its principal credit agreement with First Union National Bank ("First Union"). Accordingly, the Company is in default under said credit agreement by virtue of the Payment not being made and as the result of breaching certain financial covenants contained in said credit agreement. Management of the Company believes that if the Company can successfully consummate its pending sale of substantially all of the assets of InVision (as to which no assurance can be given), the Company will be able to repay all amounts currently due to First Union. However, the Company believes that it will remain in default under the credit agreement as the result of continuing to breach certain financial covenants.

  On September 16, 1997, the United States Court of Appeals for the District of Columbia clarified its opinion rendered on July 1, 1997 concerning the payment of dial around compensation to payphone service providers ("PSPs"). The July 1 ruling reaffirmed the decision of the Federal Communications Commission ("FCC") to deregulate the local calling rate as the appropriate methodology for providing fair compensation to payphone providers for local coin calls and remanded for further FCC action the interim compensation plan for dial around calls, as well as the compensation rate per dial around call. The Court's September 16 clarification held that it intended to vacate those portions of the FCC's payphone orders setting at $.35 the compensation that interexchange carriers must pay to PSPs for subscriber 800 and access code calls, both prescriptively during the interim period beginning November 8, 1996 (which was calculated based on 131 calls times $.35 at $45.85) and as the default rate on a per call basis beginning October 7, 1997. The Company has submitted its cost data into the FCC record and awaits a further ruling on dial around compensation.





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                                    SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      COMMUNICATIONS CENTRAL INC.



Date: September 19, 1997              /s/ Rodger L. Johnson
                                      -------------------------------------
                                      Rodger L. Johnson
                                      President and Chief Executive Officer

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